                             MEMORANDUM OF AGREEMENT
                               (12b-1 FEE WAIVERS)

      This Memorandum of Agreement is entered into as of the effective date listed on Exhibit "A" of this agreement, between AIM Investment Funds, AIM Investment Securities Funds and AIM Tax-Exempt Funds (each a "Trust" and, collectively, the "Trusts"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Distributors, Inc. ("Distributors"). Distributors shall and hereby agrees to waive fees of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit "A".

      For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Distributors agree as follows:

      For the Contractual Limits (listed in the attached Exhibit), the Trusts and Distributors agree until at least the date set forth on the attached Exhibit "A" (the "Expiration Date") that Distributors will waive Rule 12b-1 distribution plan fees in an amount equal to the rates as set forth on Exhibit "A" multiplied by the average annual daily net assets allocable to such class. Each Trust's Board of Trustees and Distributors may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Distributors will not have any right to reimbursement of any amount so waived.

      For the Contractual Limits, the Trusts and Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

      For the Voluntary waivers (listed in the attached Exhibit), the Trust and AIM agree that these are not contractual in nature and that AIM may establish, amend and/or terminate such expense limitations at any time in its sole discretion after consultation with each Trust's Board of Trustees. Any delay or failure by Distributors to update this Memorandum of Agreement with regards to the terminations, extensions, or expirations of the Voluntary Limits shall have no effect on the term of such voluntary Limitations; the Voluntary Limitations are listed herein for informational purposes only.

      It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

      IN WITNESS WHEREOF, the Trusts and Distributors have entered into this Memorandum of Agreement as of the date first above written.

                                  AIM INVESTMENT FUNDS
                                  AIM INVESTMENT SECURITIES FUNDS
                                  AIM TAX-EXEMPT FUNDS
                                  on behalf of the Funds listed in Exhibit "A" to this Memorandum of Agreement

                                  By: /s/John M. Zerr
                                      ----------------------------------

                                  Title: Senior Vice President
                                         -------------------------------

                                  A I M DISTRIBUTORS, INC.

                                  By: /s/Illegible
                                      ----------------------------------

                                  Title: President
                                         -------------------------------

                                   EXHIBIT "A"

FUNDS WITH FISCAL YEAR END OF MARCH 31

                              AIM TAX-EXEMPT FUNDS


                          CONTRACTUAL/
      FUND                 VOLUNTARY    WAIVER   EFFECTIVE DATE   EXPIRATION DATE
      ----                 ---------    ------   --------------   ---------------
AIM Tax-Exempt Cash Fund                        Upon acquisition
     Class A Shares       Contractual    0.15%      in 1993        June 30, 2008

FUNDS WITH FISCAL YEAR END OF JULY 31

                         AIM INVESTMENT SECURITIES FUNDS

                            CONTRACTUAL/
      FUND                   VOLUNTARY    WAIVER   EFFECTIVE DATE    EXPIRATION DATE
      ----                   ---------    ------   --------------    ---------------
AIM Money Market Fund
Cash Reserve Shares, Class  Contractual   0.10%    January 1, 2008   June 30, 2009
B, C, and R Shares

AIM Short Term Bond Fund
Class C Shares              Contractual   0.50%    February 1, 2006  June 30, 2008

FUNDS WITH FISCAL YEAR END OF OCTOBER 31

                              AIM INVESTMENT FUNDS

                      CONTRACTUAL/
      FUND             VOLUNTARY    WAIVER  EFFECTIVE DATE  EXPIRATION DATE
      ----             ---------    ------  --------------  ---------------
AIM LIBOR Alpha Fund
     Class C Shares   Contractual   0.50%   March 31, 2006  June 30, 2008

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(1)   AIM may establish, amend or terminate voluntary waivers at any time in its sole discretion.

                                       3